UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Skyworks Solutions, Inc.

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1 Spring 2022 Stockholder Engagement

2 Safe Harbor Statement Please note that our presentation today will include forward - looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward - looking statements include projections and information relating to future events and expectations of Skyworks. We caution you that actual results may differ materially and adversely from those projected in the forward - looking statements as a result of certain risks and uncertainties, including, but not limited to those noted in the appendix to this presentation and in our most recent Form 10 - K and Form 10 - Q filings, which you may obtain for free at the SEC’s website at http://www.sec.gov.

Skyworks is at the Forefront of Ubiquitous Connectivity

Our Vision

We are empowering the wireless networking revolution, connecting people, places and things around the world.

FY21 Business Highlights

- ~11,000 employees
- 17 countries in which Skyworks has employees
- 6-year average employee tenure
- 12-year average executive tenure
- >6,000 customers
- ~3,600 unique products shipped
- ~4,500 patents
- Improved energy and water efficiency by >20%

Connecting Everyone and Everything, All the Time.

- AV/EV
- Connected Home
- Wearables
- Emergency Response
- Industrial Automation
- Telemedicine
- Smart Cities
- Location-Based Services
- Infrastructure
- Artificial Intelligence

SKYWORKS®

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4 (1) Per S&P Capital IQ Strong Top - and Bottom - Line Growth in FY21 52% increase in revenue year over year 87% increase in EPS year over year 47% increase in operating cash flow year over year 88% 135% 973% 57% 121% 385% 3 Year (FY19-FY21) 5 Year (FY17-FY21) 10 Year (FY12-FY21) SWKS S&P 500 Consistent Share Price Growth: TSR Performance vs. S&P 500 (1) Our strong long - term performance is demonstrated in our TSR, which has significantly outperformed relevant benchmarks over the past ten fiscal years Strategy and Execution – Driving Outperformance

5 Commitment to Stockholder Engagement Ongoing stockholder engagement remains an integral part of our Board’s commitment to maintaining the highest standards of corporate governance 39% of our shares outstanding Key Areas of Focus During Fall Stockholder Engagement x Potential enhancements to our compensation program, including discussion of past retention awards, performance metrics, and p rox y disclosure x Board and governance matters, including the importance of regular director refreshment x Robust disclosures on environmental and social matters Following the 2021 Annual Meeting, we reached out to stockholders representing approximately 51% of our shares outstanding 34% of our shares outstanding We held engagement meetings with stockholders representing Lead Independent Director joined meetings with stockholders representing Summer/Fall 2021 Outreach 8 of 10 largest stockholders We held engagement meetings with

6 Stockholder Input Informs Our Compensation Program Enhancements We have committed to several key responsive changes to our compensation program based on stockholder input November 2019 One - Time Awards • No one - time awards granted to NEOs in 2020 or 2021 and no future one - time grants anticipated Long - Term Equity: FY22 Performance Share Award Design • Transitioned from design win metric (non - disclosable) to relative EBITDA margin metric (disclosable) • Extended performance period to two years for relative EBITDA margin metric • Extended vesting period to two years for one - year emerging revenue growth metric • Set target performance at 55 th percentile of peer group for both relative EBITDA margin and TSR metrics Compensation Peer Group • Adjusted peer group to remove certain large comparator companies and improve comparability Clawback Policy • Adopted a clawback policy that provides for recovery of incentive compensation from executive officers

Executive Compensation Aligned with Strategic Performance

Pay Element	Objectives and FY21/FY22 Details
Salary	▪ Provides a base level of competitive compensation for ongoing performance of day-to-day responsibilities
Short-Term Incentive	▪ Motivates and rewards executives for achievement of pre-established performance goals that are generally one year or less in duration ▪ For FY21 and FY22, goals were established on a semi-annual basis due to continued market uncertainty related to the pandemic and its supply chain impacts ▪ **FY21 Metrics**: Revenue (50%) | non-GAAP EBITDA (50%) ▪ **FY22 Metrics**: Revenue (50%) | non-GAAP Operating Income (50%)
Performance Shares	▪ Further aligns executives' interests with those of stockholders by rewarding achievement of performance goals measured over one-, two-, and three-year performance periods ▪ **FY21 Metrics**: One-year emerging revenue growth (25%) | One-year design win metric (25%) | Three-year relative TSR as compared to a peer index ("SOX") (50%) ▪ **FY22 Metrics**: One-year emerging revenue growth (25%) | two-year relative EBITDA margin (25%) | Three-year relative TSR as compared to SOX index (50%) ▪ For FY21 and FY22, raised target of relative EBITDA and TSR metrics **to require above-median performance, targeting the 55th percentile of peer group** ▪ Comprises 60% of total targeted equity compensation
Restricted Stock Units	▪ Retains key executives through time-based vesting ▪ Aligns executives' interests with those of stockholders by rewarding increases in stockholder value over the four-year vesting period ▪ Comprises 40% of total targeted equity compensation

CEO Pay Mix (FY21)



At Risk
7% Base Salary
12% Short-Term Incentive(1)
31% Restricted Stock Units(2)
81%
Long-Term Stock-Based Compensation
50% Performance Shares(2)
Subject to Performance Metrics

SKYWORKS

(1) Based on target short-term incentive award.
(2) Based on grant date fair value of long-term stock-based award.

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8 We Ask for Your Support at the 2022 Annual Meeting Proposal 1 FOR Election of Eight Directors Proposal 2 FOR Ratification of Appointment of KPMG LLP as Independent Auditor Proposal 3 FOR Advisory Vote to Approve Compensation of Named Executive Officers Proposals 4 - 7 FOR Amendments to Certificate of Incorporation to Eliminate Supermajority Vote Provisions Proposal 8 AGAINST Stockholder Proposal Regarding Stockholder Special Meeting Right

Appendix

This presentation includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, information relating to future results and expectations of Skyworks. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.

These risks, uncertainties and other important factors include, but are not limited to: the effects on our business operations of the global COVID-19 pandemic, including the spread of more contagious variants of the virus that causes COVID-19, as well as of the measures taken to limit COVID-19’s spread, including measures implemented in certain of our manufacturing facilities that may lead to reduced production levels, as well as potential other disruptions to our business, including but not limited to the suspension or restriction of operations at our facilities and third-party supply chain disruptions, that could result from social distancing measures, employee quarantines, restricting certain employees from working or additional actions that may be taken by us, our suppliers and partners or governmental authorities in the jurisdictions in which we operate in an effort to contain the COVID-19 pandemic; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles; our reliance on a small number of key customers for a large percentage of our sales; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; our ability to realize the anticipated benefits from the transaction with Silicon Laboratories Inc. (“Silicon Labs”), including the ability to successfully integrate the assets acquired and employees transferred; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; reduced flexibility in operating our business as a result of the indebtedness incurred in connection with the transaction with Silicon Labs; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this presentation are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SKYWORKS®
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